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                                                                   EXHIBIT 10.45



                   SECOND AMENDED AND RESTATED INDEMNITY AND
                   -----------------------------------------
                            HOLD HARMLESS AGREEMENT
                            -----------------------
                        J. A. CARDWELL, SR. - INDEMNITOR
                        --------------------------------


     This Second Amended and Restated Indemnity and Hold Harmless Agreement (the "Agreement") is entered into on this 30th day of January, 1997 by J.A. Cardwell, Sr. ("Indemnitor") as an amendment and restatement and continuation in its amended and restated form of the certain Amended and Restated Indemnity and Hold Harmless Agreement dated the 24th day of May, 1994 by J. A. Cardwell, Sr., which was an amendment and restatement and continuation in its amended and restated form of that certain Indemnity and Hold Harmless Agreement dated May 1, 1992 (collectively the "Previous Indemnity and Hold Harmless Agreements") for the benefit of Petro Stopping Centers, L.P., a Delaware limited partnership (the "Partnership"), Petro Holdings G.P. Corp., a Delaware corporation ("Petro Holdings") in its capacity as a general partner of the Partnership, Petro, Inc., a Texas corporation ("Petro"), in its capacity as a general partner of the Partnership and Petro Financial Corporation, a Delaware corporation and wholly owned subsidiary of the Partnership ("Petro Financial"), as obligors and/or guarantors of certain indebtedness of the Partnership and Petro PSC, with respect to certain obligations of indebtedness which are more specifically defined below as either the "Obligations," or "1997 Debt Obligations."

                                   RECITALS
                                   --------

     Indemnitor was a party to that certain Participation Agreement (the "Participation Agreement"), dated May 1, 1992 and that certain Amended and Restated Limited Partnership Agreement of Petro PSC Properties, L.P. (the "Partnership Agreement"), dated May 1, 1992. Pursuant to the Participation Agreement and the Partnership Agreement, Indemnitor agreed to contribute and conveyed to the Partnership all of those rights and assets more specifically described in exhibits to the Participation Agreement, subject to such obligations and indebtedness as the parties to the Partnership Agreement expressly agreed that the Partnership would assume as set forth in exhibits to the Participation Agreement and the Partnership Agreement.

     Upon the formation of the Partnership and due to certain obligations of indebtedness more specifically described in Exhibit "A" attached to each of the Previous Indemnity and Hold Harmless Agreements and made a part thereof for all purposes (the "Obligations") constituting recourse and nonrecourse debt for which the Partnership, Roadside, Inc., a Delaware corporation ("Roadside") (which up until and including the date of this Agreement was a general partner of the Partnership), Petro and Petro Financial would have been liable, and but for the operation of the Previous Indemnity and Hold Harmless Agreements, the Partnership, Roadside, Petro and Petro Financial would have borne the economic risk of loss for the Obligations for purposes of Section 752 of the Internal Revenue Code of 1986, as amended, and Treasury Regulations (S) 1.752-2 (the "Economic Risk of Loss"). As a consequence, but for the operation of the Previous Indemnity and Hold Harmless Agreements, the Partnership, Roadside, Petro and Petro Financial would have been allocated all of the Obligations for purposes of Section 752 of the Code and Treasury Regulation (S) 1.752-2.
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     To ensure that Indemnitor would be liable for a specific dollar amount of the Obligations or such greater or lesser amount as specified in paragraph 1.2 of each of the Previous Indemnity and Hold Harmless Agreements, (the "Old Indemnified Amount") and bear the Economic Risk of Loss with respect to the Old Indemnified Amount, it was necessary that Indemnitor, under certain circumstances pursuant to the terms of the Previous Indemnity and Hold Harmless Agreements, have the sole liability to pay an amount equal to the Old Indemnified Amount in connection with the Obligations. Accordingly, for purposes of ensuring that Indemnitor bore the Economic Risk of Loss as to the Old Indemnified Amount and that an amount equal to the Old Indemnified Amount of the Obligations would be allocated to Indemnitor for purposes of Section 752 of the Code and Treasury Regulation (S) 1.752-2, Indemnitor entered into the Previous Indemnity and Hold Harmless Agreements for the benefit of the Partnership, Roadside, Petro, Petro Financial and other parties.

     Pursuant to an offering of high yield debt in the amount of $135 million by the Partnership and Petro Financial, which is unsecured and in registered and negotiable form, and a new $115 million credit agreement with The First National Bank of Boston (with the foregoing $135 million high yield debt offering and new credit agreement more specifically described in the attached Exhibit "A" and hereinafter referred to as the "1997 Debt Obligations") the debt represented by the Obligations will be refinanced and repaid; and to evidence the continuing intent and legal obligation to continue the terms and provisions of the Previous Indemnity and Hold Harmless Agreements with respect to the 1997 Debt Obligations, as amended hereunder, Indemnitor is entering into this Agreement.

                                   INDEMNITY
                                   ---------

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, including, but not limited to, the events which were attendant to the formation and operation of the Partnership and the creation and issuance of the 1997 Debt Obligations, the parties agree as follows:

1.   INDEMNIFICATION PROVISIONS
     --------------------------

     1.1 Indemnitor shall indemnify and hold harmless the Partnership, Petro Holdings, Petro and Petro Financial, and their respective legal representatives, successors, assigns, subsidiaries and past and present officers, directors, agents and employees, (collectively, the "Indemnified Parties") from and against any and all claims, causes of action, liabilities, obligations, losses, costs, damages and expenses (including reasonable attorneys' fees) suffered or incurred by any of the Indemnified Parties, of whatever kind, nature or character, whether arising before or after the date of this Agreement, and whether known or unknown, liquidated or unliquidated, fixed or contingent, arising from any loan, assumption, guaranty or other agreement executed by any Indemnified Party or by reason of operation of law, in connection with the 1997 Debt Obligations and the liabilities thereunder, including, but not limited to, the liability of any Indemnified Party who may be a subrogee with respect to the 1997 Debt Obligations (the "Indemnified Claims"), in an amount equal to $41,600,000, or such greater or lesser amount, as specified in paragraph 1.2, below (with the foregoing amount hereinafter referred to as the "Indemnified Amount"); provided, however, the indemnity and hold harmless provided hereunder shall not relieve the Indemnified Parties from making regular interest and

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principal payments on and otherwise satisfying all obligations with respect to the 1997 Debt Obligations until (i) an Event of Default or Default (as defined in the instruments giving rise to and governing the repayment of the 1997 Debt Obligations) has occurred in connection with one or more of the 1997 Debt Obligations which remains uncured and/or is not otherwise waived, (ii) all amounts owing on the 1997 Debt Obligations in default become immediately due and payable, and (iii) all real and personal property, if any, liable for or securing the 1997 Debt Obligations in default has been exhausted or otherwise disposed of to satisfy the 1997 Debt Obligations. The Indemnified Amount payable hereunder shall be paid to the Indemnified Parties proportionately based on the Indemnified Claims incurred by each of the Indemnified Parties over the total Indemnified Claims incurred by all of the Indemnified Parties.

     1.2 Notwithstanding anything contained herein to the contrary, the amount which Indemnitor shall be required to indemnify and hold harmless the Indemnified Parties in the manner specified in paragraph 1.1, above, with respect to the 1997 Debt Obligations shall be no less nor more than the amount necessary to cause Indemnitor's adjusted tax basis in his interest in the Partnership pursuant to Subchapter K of Chapter 1 of Subtitle A of the Code at all times to equal no less than a minimum of One Dollar ($1.00), determined after (i) taking into account all adjustments to Indemnitor's tax basis in his interest in the Partnership resulting from Partnership operations, including, but not limited to, the allocation to Indemnitor of his proportionate share of income, gains, deductions, losses, credits and all other tax attributes pursuant to the terms of the Partnership Agreement, (ii) allocating any and all Nonrecourse Debt of the Partnership and any lower-tier partnerships in which the Partnership owns an interest to Indemnitor and the other Partners of the Partnership pursuant to the terms and provisions of Section 752 of the Code and Treasury Regulation (S)(S) 1.752-3 and 1.752-4, and (iii) allocating any and all Recourse Debt of the Partnership and any lower-tier partnerships in which the Partnership owns an interest to Indemnitor and the other Partners of the Partnership pursuant to the terms and provisions of Section 752 of the Code and Treasury Regulation (S)(S) 1.752-2 and 1.752-4, and after giving effect to the terms and provisions of this Agreement and its effect on the obligations of Indemnitor with respect to such Recourse Debt.

     1.3 For purposes of this Agreement, the terms "Recourse Debt" and "Nonrecourse Debt" shall have the meanings assigned to such terms pursuant to Treasury Regulation (S) 1.752-1(a), and the term "Partner" shall have the meaning assigned to such term in the Partnership Agreement. Likewise, the terms "Default" and "Event of Default" shall have the meanings assigned to such terms in the Indenture dated January 29, 1997 from the Partnership and Petro Financial to State Street Bank and Trust Company, Boston, Massachusetts, Trustee, relating to the 1997 Debt Obligations.

     1.4 In interpreting and applying the provisions of paragraphs 1.1 and 1.2 of this Agreement, it is hereby specifically agreed by the parties hereto that the intent of the parties in entering into this Agreement is to subject Indemnitor to the Economic Risk of Loss for all matters related to the 1997 Debt Obligations in an amount sufficient for Indemnitor to avoid receiving a distribution pursuant to Section 752(b) of the Code and the Treasury Regulations promulgated thereunder to cause Indemnitor to recognize gain pursuant to Section 731(a) of the Code, by Indemnitor receiving the equivalent of a money distribution which exceeds Indemnitor's adjusted tax basis in his Partnership interest immediately before such distribution. To that end, this Agreement shall be interpreted to subject Indemnitor to the Economic Risk of

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Loss with respect to the Indemnified Amount and the 1997 Debt Obligations, as
provided in Treasury Regulation (S) 1.752-2, in an amount sufficient to cause Indemnitor's adjusted tax basis in his interest in the Partnership at all times to equal no less than a minimum of One Dollar ($1.00).

2.   BINDING EFFECT OF AGREEMENT
     ---------------------------

     This Agreement shall be binding upon Indemnitor and his legal representatives, successors and assigns, and shall be binding upon and inure to the benefit of the Indemnified Parties and their representatives, successors and assigns. The indemnities, obligations and agreements of Indemnitor provided for in this Agreement shall continue in full force and effect until Indemnitor ceases to be a Partner in the Partnership (unless the Partnership agrees in writing that the terms of this Agreement shall continue in force with respect to Indemnitor as a non-Partner of the Partnership), until the liabilities and obligations of the Indemnified Parties with respect to the 1997 Debt Obligations and any succeeding indebtedness have terminated or are otherwise barred by operation of law, or this Agreement is terminated by the mutual written agreement of Indemnitor and the Indemnified Parties.

3.   NO SET-OFF
     ----------

     3.1 No payment required to be made by Indemnitor pursuant to this Agreement for the benefit of the Indemnified Parties shall be subject to any right of set-off, contribution, reimbursement, subrogation, counterclaim, defense, abatement, suspension, deferment or reduction, and Indemnitor shall not have any right to be released, relieved, or discharged from any obligation or liability under this Agreement for any reason whatsoever except as expressly provided herein.

     3.2 Notwithstanding the provisions of Section 3.1 above, to the extent that other current or former Partners in the Partnership enter into Second Amended and Restated Indemnity and Hold Harmless Agreements or Indemnity and Hold Harmless Agreements similar in terms and effect to this Agreement (collectively the "All Existing Indemnity and Hold Harmless Agreements") and the actual liability hereunder and under such other similar agreements with respect to the 1997 Debt Obligations is less than the aggregate indemnity obligations of all such current and former Partners under the terms of such agreements (including, without limitation, this Agreement), the aggregate liabilities under the 1997 Debt Obligations shall be borne proportionately by such former and current Partners determined as follows for each such current and former Partner, including Indemnitor: (i) the percentage derived by dividing (a) a numerator consisting of the maximum liability of each former or current Partner under his Indemnity and Hold Harmless Agreement (whether amended or restated or otherwise) by (b) a denominator consisting of the total of all such maximum liabilities of each such former or current Partners under All Existing Amended and Restated Indemnity and Hold Harmless Agreements, multiplied by (ii) the total of all such liabilities of each such former or current Partners under All Existing Indemnity and Hold Harmless Agreements.

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4.   NOTICE
     ------

     Any Indemnified Party hereunder who wishes to enforce the terms and conditions of this Agreement against Indemnitor shall provide written notice to Indemnitor of such intention. Any written notice may be given by an Indemnified Party and shall be delivered to Indemnitor by mailing the same by United States mail, postage prepaid, or by courier or facsimile transmission, or by delivery in person, addressed or delivered as follows:

          ATTN:  J. A. Cardwell, Sr.
          c/o Petro, Inc.
          6080 Surety Drive
          El Paso, Texas  79905

          With a copy to:

          Kemp, Smith, Duncan & Hammond, P.C.
          2000 Norwest Plaza
          El Paso, Texas  79901
          ATTN:  Mr. Roger D. Aksamit

5.   SEVERABILITY
     ------------

     This Agreement is severable, and if for any reason any provision or provisions are determined to be invalid, inoperative, or contrary to any existing or future law, the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

6.   TERMINATION, AMENDMENT, MODIFICATION AND SUPPLEMENTATION
     --------------------------------------------------------

     This Agreement may be terminated, amended, modified or supplemented only by the mutual written agreement of Indemnitor and the Indemnified Parties.

7.   COUNTERPARTS
     ------------

     This Agreement may be executed by the parties in any number of identical counterparts, all of which together shall constitute a single binding agreement between the parties. It shall not be necessary for any particular party to execute the same counterpart for the various counterparts hereunder to constitute a binding agreement.

8.   GOVERNING LAW
     -------------

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective from the date first written above.

                                                      INDEMNITOR


                                   /s/ J. A. Cardwell
                                   ---------------------------------------------
                                   J. A. Cardwell, Sr.


                             AGREEMENT AND CONSENT
                             ---------------------

     Petro Stopping Centers, L.P., Petro Holdings G.P. Corp., Petro Financial Corporation and Petro, Inc. on behalf of themselves and their respective legal representatives, successors, assigns, subsidiaries and past and present officers, directors, agents and employees, as the Indemnified Parties under the Amended and Restated Indemnity and Hold Harmless Agreement dated May 24, 1994, which is amended and restated hereunder, hereby consent and agree to the various amendments made hereunder to the Amended and Restated Indemnity and Hold Harmless Agreement dated May 24, 1994.

                                   PETRO STOPPING CENTERS, L.P., a
                                   Delaware limited partnership

                                   By:   PETRO, INC., a Texas corporation,
                                         General Partner



                                   By: /s/ J. A. Cardwell
                                      ------------------------------------------
                                       Authorized Officer


                                   PETRO HOLDINGS G.P. CORP., a Delaware
                                   corporation



                                   By: /s/ Michael Shein
                                      ------------------------------------------
                                       Authorized Officer

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

                              PETRO FINANCIAL CORPORATION, a Delaware
                              corporation



                              By: /s/ Larry J. Zine
                                 -----------------------------------------------
                                    Authorized Officer


                              PETRO, INC., a Texas corporation



                              By: /s/ J. A. Cardwell
                                 -----------------------------------------------
                                    Authorized Officer

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